UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Nuveen Energy MLP Total Return Fund

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Nuveen Energy MLP Total Return Fund (JMF)

Shareholder Meeting Adjourned to December 13, 2019

PLEASE VOTE NOW BEFORE TIME RUNS OUT

Dear Shareholder:

According to our records, you have not voted on an important proposal regarding your Fund. Unless a sufficient number of shareholders vote by December 13, 2019, the adjournment date for your Fund’s Special Meeting of Shareholders, your Fund will not be able to implement this proposal without adjourning the Special Meeting of Shareholders to a later date. The Special Meeting of Shareholders will reconvene on December 13, 2019 at 2:00 p.m. Central Time, at the offices of Nuveen, LLC, 333 West Wacker Drive, Chicago, IL 60606.

YOUR FUND’S BOARD OF TRUSTEES RECOMMENDS YOU VOTE “FOR” THE PROPOSAL.

Please vote now to help your Fund avoid further adjournments.

SHAREHOLDERS ARE URGED TO VOTE NOW ON THIS IMPORTANT MATTER REGARDING THEIR FUND.

It’s extremely important that you participate in the management of your investment by voting. Please take a few moments to review the information in the Proxy Statement previously provided to you, and cast your vote now. You may obtain a copy of the Proxy Statement for your Fund at http://www.nuveenproxy.com/Closed-End-Fund-Proxy-Information/.

On September 20, 2019, Tortoise acquired the midstream energy asset management business (the “Transaction”) of Advisory Research, Inc. (“ARI” or the “Predecessor Sub-Adviser”), which had served as your Fund’s investment sub-adviser since inception. The closing of the Transaction constituted an “assignment” of the investment sub-advisory agreements between the Adviser and the Predecessor Sub-Adviser with respect to your Fund (the “Prior Sub-Advisory Agreement”), which caused such agreement to terminate. Upon the closing of the Transaction, the members of your Fund’s portfolio management team became employees of Tortoise and Tortoise entered into an interim sub-advisory agreement (the “Interim Sub-Advisory Agreement”) with the Adviser, with respect to your Fund. Pursuant to such agreement, Tortoise may serve as sub-adviser for your Fund on an interim basis for up to 150 days following the closing of the Transaction, pending receipt of approval of a new investment sub-advisory agreement between the Adviser and Tortoise, with respect to your Fund (the “New Sub-Advisory Agreement”) by holders of shares of your Fund (the “Shareholders”). Therefore, in order to provide for continuity of sub-advisory services for your Fund, you are being asked to approve a New Sub-Advisory Agreement.

1.

VOTE ONLINE - Log on to the website or scan the QR code shown on the enclosed proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on screen instructions.

2.

VOTE BY TOUCH-TONE TELEPHONE - Call the toll free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3.	VOTE BY MAIL - Complete, sign and date the proxy card, then return it in the enclosed postage paid envelope.

If you have any questions regarding the proposal, or need assistance with voting, you may call Computershare Fund Services, your Fund’s proxy solitictor, toll free at 866-963-6132 to speak with one of the representatives who can assist you. Representatives are available Monday through Friday between 9:00 a.m. and 11:00 p.m. Eastern Time and Saturday, from 12:00 p.m. to 6:00 p.m. Eastern Time. Thank you for your prompt attention to this matter.